UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707
Route 940 and Moseywood Road
Blakeslee, Pennsylvania	18610-0707
(Address of Principal Executive Offices)	(Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On July 29, 2010, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”), jointly and severally with certain of the Companies’ subsidiaries (the “Subsidiaries”, and together with the Companies, the “Borrowers”), entered into a loan agreement (“Loan Agreement”) and a $2,600,000 Term Note (the “Note”) with Manufacturers and Traders Trust Company (the “Bank”), whereby the Bank agreed to lend the Companies an aggregate of $2,600,000 (the “Loan”).  The Borrowers intend to use the Loan to complete construction of certain residential units and for other working capital purposes.

Interest on the Loan is due and payable on a monthly basis or as otherwise invoiced by the Bank, and accrues at a variable rate equal to the greater of (a) 3.50 percentage points above one-month LIBOR or (b) 5.25%.  The principal amount of the Loan is to be paid in full on July 29, 2011.  If a customary event of default occurs, the Bank may, at its discretion, declare the Loan immediately due and payable; however, if the event of default is due to the commencement of any bankruptcy or insolvency proceeding or formal or informal dissolution or liquidation proceeding against a Borrower, all amounts under the Loan will be immediately due and payable.  On the occurrence of any customary event of default of a Borrower, the interest rate on the Loan automatically increases by five percentage points above the applicable rate, and the Bank may take action on the Mortgages (as defined below).

The Loan Agreement and Note require the Borrowers to comply with certain customary covenants, including financial covenants relating to the Borrowers’ minimum tangible net worth, debt to worth ratio and debt service coverage ratio.  The Borrowers did not meet the required debt service coverage ratio of less than 1.50:1.00 at October 31, 2009, prior to entering into the Loan Agreement, and intend to seek a waiver from the Bank for this covenant if it is not met when tested annually under the Loan Agreement.

The Loan is secured by (a) open-end mortgages (the “Mortgages”), granted by the Companies, on all of the Borrowers’ right, title and interest in and to the land and improvements at Jack Frost Mountain Ski Area and Big Boulder Ski Area, both of which are located in Kidder Township, Carbon County, Pennsylvania; (b) a first priority perfected security interest in all non-real estate assets of each of the Borrowers; and (c) the unlimited and unconditional guaranty and suretyship of Kimco Realty Corporation, the Companies’ majority shareholder.

The foregoing is only a summary of the Loan Agreement, Note and Mortgages and is qualified in its entirety by reference to the Loan Agreement and Note, filed hereto as Exhibits 10.1 and 10.2, respectively, and the Mortgages filed hereto as Exhibits 10.3 and 10.4, each of which is hereby incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure of the Loan and the terms and conditions of the Loan Agreement and Note set forth in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1

Loan Agreement, dated July 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Company, Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

10.2

$2,600,000 Term Note, dated July 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Company, Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

10.3	$2,600,000 Open-end Mortgage, dated July 29, 2010, between Blue Ridge Real Estate Company and Manufacturers and Traders Trust Company
10.4	$2,600,000 Open-end Mortgage, dated July 29, 2010, between Big Boulder Corporation and Manufacturers and Traders Trust Company

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: August 3, 2010	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Loan Agreement, dated July 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company.

10.2

$2,600,000 Term Note, dated July 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company.

10.3	$2,600,000 Open-end Mortgage, dated July 29, 2010, between Blue Ridge Real Estate Company and Manufacturers and Traders Trust Company
10.4	$2,600,000 Open-end Mortgage, dated July 29, 2010, between Big Boulder Corporation and Manufacturers and Traders Trust Company